UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2019

MAJESCO

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.002 par value	MJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2019, Majesco (the “Company”) held its annual meeting of stockholders at which the stockholders of the Company appointed Carolyn Johnson as a member of the Company’s Board of Directors (the “Board”), the audit committee and the compensation committee, effective immediately. Ms. Johnson will serve for a term expiring at the next annual meeting of shareholders in 2020 or until her successor has been duly elected and qualified, or until her earlier resignation, removal or death.

Ms. Johnson has more than 30 years of experience in financial services. Since May 2019, Ms. Johnson has served as the Chief Transformation Officer for AIG, a global insurer. From September 2016 until April 2019, Ms. Johnson served as Chief Executive Officer, Annuities and Individual Life for Voya Financial, Inc. (NYSE: VOYA) (“Voya”), a financial, retirement, investment and insurance company. Prior to this, from April 2014 until September 2016, Ms. Johnson served as President, Annuities and the Tax Exempt Retirement business of Voya. In addition, Ms. Johnson previously served on Voya’s Risk and Product Committees. From 2004 until 2013, Ms. Johnson served as Executive Vice President and Chief Operating Officer of Protective Life Corporation (“Protective”), a company specializing in life and specialty insurance and investment products. Prior to joining Protective in 2004, Ms. Johnson held leadership roles in business, operations and marketing with Bankers Life & Casualty Co. and several Transamerica/AEGON subsidiaries, including Western Reserve Life Assurance Co. of Ohio, Transamerica Occidental Life, Idex Investor Services, Inc., and Aegon Alliances, Inc. Ms. Johnson served on the boards of the Secure Retirement Institute and Insured Retirement Institute. Ms. Johnson was the Vice Chair of the Secure Retirement Institute and the Vice Chair of the Financial Literacy Committee. She also served on the American Council of Life Insurers CEO Steering Committee on Consumer Issues. Ms. Johnson earned her Bachelor of Science in Business Administration from California State University, Los Angeles, and has studied executive-level finance at Harvard Business School. She also holds FINRA Series 6 and 63 licenses.

Ms. Johnson’s ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors. Specifically, Ms. Johnson received options to purchase up to 50,000 shares of the Company’s common stock pursuant to the Company’s 2015 Equity Incentive Plan, which, subject to Ms. Johnson’s continued service, will vest approximately 33.33% annually over three years.

Except as set forth herein, there is no arrangement or understanding between Ms. Johnson and any other persons pursuant to which Ms. Johnson was selected as a director. There are no related party transactions involving Ms. Johnson that are reportable under Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 9, 2019, the Company held its annual meeting of stockholders (the “Annual Meeting”). A total of 38,964,743 shares of common stock constituting a quorum were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on July 26, 2019, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Board expired. All of the eight (8) nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the eight (8) directors were as follows :

Directors	For	Against	Broker Non-Votes and Abstentions
Ketan Mehta	30,730,874	671,462	68,378
Adam Elster	31,415,283	54,917	514
Earl Gallegos	31,367,131	35,208	68,375
Rajesh Hukku	31,169,169	233,132	68,413
Carolyn Johnson	31,371,079	31,194	68,441
Dr. Arun K. Maheshwari	31,052,040	350,261	68,413
Sudhakar Ram	30,719,506	682,795	68,413
Robert P. Restrepo, Jr.	31,138,520	263,819	68,375

Proposal 2. At the Annual Meeting, the stockholders approved the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending March 31, 2020. The result of the votes to approve BDO USA, LLP was as follows:

For	Against	Abstain	Broker Non-Votes
38,876,188	75,050	13,505	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Adam Elster
Adam Elster, Chief Executive Officer

Date: September 10, 2019

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